UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2014

Comcast Corporation
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or other jurisdiction of incorporation)
001-32871 (Commission File Number)		27-0000798 (IRS Employer Identification No.)

One Comcast Center Philadelphia, PA (Address of Principal Executive Offices)		19103-2838 (Zip Code)

Registrant’s telephone number, including area code: (215) 286-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 26, 2014 Comcast Corporation (“Comcast”) expects to consummate the issuance and sale of $1,200,000,000 aggregate principal amount of its 3.60% Notes due 2024 and $1,000,000,000 aggregate principal amount of its 4.75% Notes due 2044 (collectively, the “Notes”), pursuant to an underwriting agreement dated February 19, 2014 among Comcast, the Guarantors (defined below) and BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.  The Notes will be issued pursuant to an Indenture dated as of September 18, 2013 (the “Indenture”) among Comcast, the guarantors named therein and The Bank of New York Mellon, as trustee (the “Trustee”), and an officers’ certificate issued pursuant thereto.  The Notes are guaranteed on an unsecured and unsubordinated basis by Comcast Cable Communications, LLC, Comcast Cable Holdings, LLC, Comcast MO Group, Inc., Comcast MO of Delaware, LLC and NBCUniversal Media, LLC (the “Guarantors”).

The Notes are being offered pursuant to Comcast’s Registration Statement on Form S-3 filed on September 18, 2013, as amended on February 19, 2014 (Reg. No. 333-191239), including the prospectus contained therein, and a related prospectus supplement dated February 19, 2014.

The material terms and conditions of the Notes are set forth in the Form of Officers’ Certificate filed herewith as Exhibit 4.1 and incorporated by reference herein and in the Indenture filed as Exhibit 4.3 to Comcast’s Registration Statement on Form S-3 filed on September 18, 2013, as amended on February 19, 2014.

Item 9.01(d)  Exhibits

Exhibit Number	Description
4.1	Form of Officers’ Certificate setting forth the terms of the Notes

5.1	Opinion of Arthur R. Block, Esq.

5.2	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Arthur R. Block, Esq. (contained in Exhibit 5.1)

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION

Date:	February 25, 2014	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary